REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Xcel Brands, Inc.

We have audited the accompanying balance sheet of Xcel Brands, Inc. (a corporation in the development stage) (the ‘‘Company’’) as of December 31, 2010, and the related statements of operations, stockholder’s equity and cash flows for the period from September 23, 2010 (date of inception) to December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Xcel Brands, Inc. (a corporation in the development stage) as of December 31, 2010, and the results of its operations and its cash flows for the period from September 23, 2010 (date of inception) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ ROTHSTEIN, KASS & COMPANY, P.C.

Roseland, New Jersey
October 4, 2011

Xcel Brands, Inc. (A Corporation in the Development Stage)

Balance Sheets

	June 30,	December 31,
	2011	2010
	(Unaudited)
Assets
Current Assets
Cash	$100	$-
Prepaid expenses	740	-
Total current assets	840	-

Other Assets
Deferred offering costs	130,996	-
Deferred financing costs	45,376	-
Total other assets	176,372	-

Total assets	$177,212	$-

Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable	$379,686	$21,237
Accrued offering costs	130,996	-
Accrued expenses - other	175	150
Due to shareholder	77,234	-
Total current liabilities	588,091	21,387

Commitment and contingencies

Stockholders' Equity
Subscription receivable	-	(1,000)
Common stock; no par value, 200 shares authorized; 72.5 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	1,000	1,000
Deficit accumulated during the development stage	(411,879)	(21,387)

Total stockholders' equity	(410,879)	(21,387)

Total liabilities and stockholders' equity	$177,212	$-

Xcel Brands, Inc. (A Corporation in the Development Stage)

Statement of Stockholders' Equity

	Shares	Amount	Subcription Receivable	Deficit Accumulated During the Development Stage	Total

Balance at September 23, 2010 (date of inception)	-	$-	$-	$-	$-

Shares issued, September 23, 2010	72.50	1,000	(1,000)		-
Net loss				(21,387)	(21,387)

Balance at December 31, 2010	72.50	$1,000	$(1,000)	$(21,387)	$(21,387)

Repayment of subscription receivable,
March 11, 2011, March 31, 2011 and
June 8, 2011			1,000		1,000
Net loss				(390,492)	(390,492)

Balance at June 30, 2011 (unaudited)	72.50	$1,000	$-	$(411,879)	$(410,879)

Xcel Brands, Inc. (A Corporation in the Development Stage)

Statements of Operations

	For the Six Months Ended June 30, 2011	For the Period September 23, 2010 (date of inception) to December 31, 2010	For the Period September 23, 2010 (date of inception) to June 30, 2011
	(Unaudited)		(Unaudited)

Revenues	$-	$-	$-

Expenses

Operating and administrative	2,418	150	2,568

Acquisition costs	228,967	-	228,967

Due diligence costs	159,107	21,237	180,344

Total expenses	390,492	21,387	411,879

Net loss	$(390,492)	$(21,387)	$(411,879)

Basic and diluted loss per common share	$(5,386)	$(295)	$(5,681)

Weighted average number of common shares outstanding - basic and diluted	72.50	72.50	72.50

Xcel Brands, Inc. (A Corporation in the Development Stage)

Statements of Cash Flows

	For the Six Months Ended June 30, 2011	For the Period September 23, 2010 to (date of inception) December 31, 2010	For the Period September 23, 2010 (date of inception) to June 30, 2011
	(Unaudited)		(Unaudited)
Cash flows from operating activities
Net loss	$(390,492)	$(21,387)	$(411,879)
Adjustments to reconcile net loss to net cash used in operating activities
Changes in operating assets and liabilities:
Prepaid expenses	(740)	-	(740)
Accounts payable	313,073	21,237	334,310
Accrued expenses	25	150	175
Due to shareholder	77,234	-	77,234
Net cash used in operating activities	(900)	-	(900)

Cash flows from financing activities
Repayment of subscription receivable	1,000	-	1,000
Cash provided by financing activities	1,000	-	1,000

Net increase in cash	100	-	100

Cash, beginning of period	-	-	-

Cash, end of period	$100	$-	$100

Supplemental disclosure of non-cash financing activity,
subscription receivable issued for common stock	$-	$1,000	$-

XCEL BRANDS, INC. (A Corporation in the Development Stage)

NOTE 1 – NATURE OF BUSINESS AND MANAGEMENT PLANS

Incorporation

Xcel Brands, Inc. (“Xcel” or the “Company”), a corporation in the development stage, was incorporated in Delaware on September 23, 2010.

Fiscal year end

The Company has selected December 31 as its fiscal year end.

Business purpose

The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets, one of which that has been indentified and further described in Note 3. The Company is considered to be in the development stage as defined in FASB Accounting Standard Codification, or ASC 915, “Development Stage Entities,” and is subject to the risks associated with activities of development stage companies.

Financing

The Company intends to finance a Business Combination in part with proceeds from a proposed $2,500,000 minimum and $3,500,000 maximum private offering (as further described in Note 3) and a $13,500,000 Senior credit facility (collectively, the “Anticipated Financing and Business Combination”) as further described in Note 3.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

Basis of presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

These financial statements were approved by management and available for issuance on October 4, 2011. Subsequent events have been evaluated through this date.

XCEL BRANDS, INC. (A Corporation in the Development Stage)

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (continued)

Development stage company

The Company is considered to be in the development stage as defined by FASB ASC 915, ‘‘Development Stage Entities.” As is subject to the risks associated with activities of development stage companies.   As of June 30, 2011, the Company has not commenced any operations nor generated revenue to date.  All activity through June 30, 2011 (unaudited) relates to the Company’s formation and the Anticipated Financing and Business Combination discussed in Note 3.  The Company has incurred expenses relating to the Anticipated Financing and Business Combination.  These expenses are considered to be non-recurring and relate directly to the activities of the Anticipated Financing and Business Combination transaction.

Net loss per common share

Net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period, plus to the extent dilutive, the incremental number of shares of common stock to settle warrants as calculated using the treasury stock method.   At December 31, 2010 and June 30, 2011(unaudited), the Company did not have any dilutive securities and other contracts that could potentially be exercised or converted into common stock and then share in the earnings of the Company under the treasury stock method.  As a result, diluted loss per common share is the same as basic loss per common share for the period.

Deferred offering costs

Deferred offering costs consist principally of management’s estimates of the legal fees incurred through the balance sheet date that are related to the Anticipated Financing and Business Combination and that will be charged to stockholder’s equity upon the completion of the Anticipated Financing and Business Combination or charged to operations if the Anticipated Financing and Business Combination is not completed.

Deferred financing costs

Deferred financing costs consist principally of management’s estimates of the legal fees and underwriting costs incurred through the balance sheet date that are related to the Anticipated Financing and Business Combination and that will be capitalized as an asset and subsequently amortized to expense over the life of the loan upon the completion of the Anticipated Financing and Business Combination or charged to operations if the Anticipated Financing and Business Combination is not completed.

XCEL BRANDS, INC. (A Corporation in the Development Stage)

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (continued)

Income taxes

The Company complies with FASB ASC 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the interim financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.  The Company established a full valuation allowance as of December 31, 2010 of $8,400. The deferred tax asset is comprised of expenses non-deductible in the development stage.

The Company adopted the provisions of FASB ASC 740-10-25 which establishes recognition requirements for the accounting for income taxes. There were no unrecognized tax benefits as of December 31, 2010. The section prescribes a recognition threshold and a measurement attribute for the interim financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2010. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.  The Company is subject to income tax examinations by major taxing authorities since inception. The adoption of the provisions of FASB ASC 740-10-25 did not have a material impact on the Company’s financial position and results of operation and cash flows as of and for the periods ended December 31, 2010.

The Company may be subject to potential examination by U.S. federal, U.S. states or foreign jurisdiction authorities in the areas of income taxes.  These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws.  The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Unaudited interim financial information

The interim financial information as of June 30, 2011 and for the six months ended June 30, 2011 and for the period September 23, 2010 (date of inception) through June 30, 2011  is unaudited and has been prepared on the same basis as the audited financial statements.  In the opinion of management, such unaudited financial information includes all adjustments necessary for a fair presentation of the interim information. Operating results for the six months ended June 30, 2011 are not necessarily indicative of the results that may be expected for the year ending December 31, 2011.

XCEL BRANDS, INC. (A Corporation in the Development Stage)

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (continued)

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Recent accounting pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Liquidity

 At June 30, 2011, the Company’s working capital deficit was approximately $587,000 and its deficit accumulated during the development stage was approximately $412,000.  Unless financing is obtained relative to the Anticipated Financing and Business Combination, it will be necessary for the current shareholders of the Company to fund future operations.

NOTE 3 – ANTICIPATED FINANCING AND BUSINESS COMBINATION

Business combination

On May 19, 2011, amended on July 28, 2011 and the 2nd amendment on September 15, 2011, the Company and IM Brands, LLC, a wholly owned subsidiary of the Company (collectively the “Buyers”), entered into an Asset Purchase Agreement (the “APA”) with a third party (the “Seller”) whereby the Buyers shall purchase from the Seller substantially all of the assets and liabilities of Seller’s licensing business division (the “Brand”).  Immediately after the closing of this business acquisition, the Company will merge into a public shell company (“PubCo”).  PubCo has no operations and has no debt.  The Company together with its acquisition of the Brand, Service Agreement (as described below) and PubCo will complete a business combination that will be a public reporting company.

The net consideration shall be a combination of cash, stock of Xcel (or its assigns) and a Seller’s Note aggregating $31.346 million. The acquisition shall be contingent on (i) the Buyer securing adequate financing to close the transaction, (ii) amendments to the Seller’s two  current license agreements and (iii) the termination of the Seller’s service contract (see below for details).  The parties consummated the asset purchase contemplated by the Purchase Agreement on September 29, 2011. (see Note 5).

In conjunction with the acquisition of the Brand, the Company shall acquire from a service provider of the Brand (i) all of the rights and obligations under its service agreement (the “Service Agreement”) with the Brand, (ii) $500,000 cash and (iii) other consideration in exchange for approximately 17.5% shares of common stock of PubCo, on a fully diluted basis.  Going forward, the Service Agreement will serve no purpose and have no recordable value for the Company under GAAP.  The Service Agreement provides for a management fee equal to 38% of certain revenue paid to the service provider.

XCEL BRANDS, INC. (A Corporation in the Development Stage)

NOTE 3 - ANTICIPATED FINANCING AND BUSINESS COMBINATION (continued)

Business combination (continued)

Post acquisition, the management fee would be an intercompany transaction, and accordingly would be eliminated upon consolidation.  The Company does not expect to utilize the Service Agreement and accordingly will terminate the Service Agreement.  The Company is expected to assume a loss on the value of stock issued less the amount of cash received of approximately $4.8 million.  The Company will not allocate any value for the other consideration.

Financing

The Company expects to finance the proposed business combination with (i) a private equity offering and (ii) a $13.5 million senior credit facility.

The Company distributed on a limited basis, with the assistance of a 3rd party placement agent, a private placement memorandum offering cumulative investment of a minimum of $2.5 million and a maximum of $4.0 million (the “Offering”). Management estimates that the amount of closed equity will range between $3 and $4 million.  The purchase price consideration to the Seller will include an equal adjustment to the amount of cash received and the amount of stock received by the difference between the maximum equity offer and the actual equity closed.

The Company has a $13.5 million commitment from a senior lender (the “Commitment”) with the proceeds used for the acquisition and for general working capital.  The Commitment requires the Company to have a minimum of $3 million of working capital upon closing of the acquisition. The term of the credit facility is for 5-years, with an interest rate of 8.5% per annum, a 3% upfront  underwriting and facility fee, and 5% of the Company’s outstanding equity, after giving effect to these warrants, on a fully diluted basis, with an exercise price $.01 per share.  The senior lender will have seven years from the closing to exercise the warrants.

Placement agent fees

The Company is committed to pay to a placement agent a cash placement fee (the “Placement Agent’s Closing Fee”) equal to (i) 7% of the aggregate purchase price paid by each purchaser of Securities that are placed in the Offering other than to founders and employees of the Company, insiders and their affiliates; (ii) 2% of the aggregate purchase price paid by each purchaser of securities that are placed in the Offering by insiders and their affiliates, and (iii) 0% of the aggregate purchase price paid by each purchaser of securities that are placed in the Offering to founders and employees of the Company. The Placement Agent’s Closing Fee will be deducted at the closing of the Offering (the “Closing”) from the gross proceeds of the securities sold. Additionally, a cash fee payable within 48 hours of (but only in the event of) the receipt by the Company of any proceeds from the exercise of any warrants or options sold in the Offering equal to 7% of the aggregate cash exercise price received by the Company upon such exercise, if any (together with the Placement Agent’s Closing Fee, the “Placement Agent’s Fee”).

XCEL BRANDS, INC. (A Corporation in the Development Stage)

NOTE 3 - ANTICIPATED FINANCING AND BUSINESS COMBINATION (continued)

Warrants

As additional compensation for the Services, the Company shall issue to Placement Agent at the Closing, warrants (the “Placement Agent Warrants”) to purchase that number of shares of common stock of the Company (“Shares”) equal to (i) 7% of the aggregate number of Shares placed by the Placement Agent in the Offering excluding shares sold or granted to management or pre-Offering principals of the Company, and insiders and affiliates (the “Excluded Group”), plus any Shares underlying any convertible Securities placed by Placement Agent, and units sold in the Offering to such purchasers excluding the Excluded Group, and (ii) 3.5% of the aggregate amount of Shares placed by the Company or its principals or affiliates in the Offering.  The Placement Agent Warrants shall have the same terms, including exercise price and registration rights as the warrants issued to investors (“Investors”) in the Offering: provided however, that the Placement Agent Warrants shall not contain any penalty provisions for failure to satisfy registration rights or share delivery obligations.

If no warrants are issued to Investors, the Placement Agent Warrants shall have the terms equivalent to those of any other convertible securities issued to Investors, and if no convertible securities are issued, the Placement Agent Warrants shall have an exercise price equal to the price at which Shares are issued to Investors, an exercise period of five years and registration rights for the Shares underlying the Placement Agent Warrants equivalent to those granted with respect to the Shares; provided however, that the Placement Agent Warrants shall not contain any penalty provisions for failure to satisfy registration rights or share delivery obligations.

NOTE 4 - RELATED PARTY TRANSACTIONS

IPX Capital

Overview
Xcel and its wholly owned subsidiary IM Brands, LLC (collectively, the “Buyers”) have entered into an Asset Purchase Agreement with the Brand, whereby the Buyers will acquire certain assets and assume certain obligations of the Brand.  IPX Capital, LLC (“IPX”) has entered into certain agreements with Xcel and the Brand whereby IPX has provided services to both Xcel and the Brand.  IPX is an affiliate of the Buyers whereby IPX and Xcel have common ownership and common management. The following sections describe the nature of these services.

XCEL BRANDS, INC. (A Corporation in the Development Stage)

NOTE 4 - RELATED PARTY TRANSACTIONS (continued)

IPX Capital (continued)

Due diligence service agreement
IPX and Xcel entered into a Due Diligence Service Agreement dated December 3, 2010 whereby IPX has provided various due diligence tasks relating to the APA including financial review of the Brand, preparing business plans, financial projections and other documents required in connection with the transaction, advise the Buyers regarding the corporate, legal and financial structure of the transaction and assist the Buyers with the negotiation of documentation relating to the transaction.  Market service fees for this type of engagement are typically a fixed dollar amount or hourly billing rates, plus direct expenses.  IPX believes that estimated fees for this assignment to range between $600,000 and $800,000.  IPX has waived all of its fees it would have otherwise been entitled to, but not its direct expenses.  Fees and expenses incurred for the period ended December 31, 2010 and the six months ended June 30, 2011 (unaudited) are $21,237 and $129,107, respectively, of which $21,237 and $150,344 are accrued for under accounts payable on the Company’s balance sheet as of December 31, 2010 and June 30, 2011, respectively.   Direct expenses incurred by IPX as of September 27, 2011 and reimbursable to IPX by Xcel pursuant to the agreement are approximately $250,000 (unaudited).  The fees and expenses under this agreement are due and payable upon the closing of the acquisition of the Brand.

Amounts Due to a Shareholder

Xcel’s largest shareholder has advanced certain expenses including but not limited to legal fees, banking fees, lender fees and appraisals on behalf of Xcel.  These amounts are reimbursable to the shareholder including interest compounded monthly at 5% per annum.  Advances made by the Shareholder on behalf of the Company for the period ended December 31, 2010 and the six months ended June 30, 2011 are $0 and $77,234, respectively.   Total advances to the Company as of September 27, 2011 and reimbursable to the Shareholder by Xcel is approximately $170,000 (unaudited).

NOTE 5 - SUBSEQUENT EVENTS

On September 29, 2011, the Company, executed and closed an asset purchase agreement (the “Purchase Agreement”) with IM Ready, Isaac Mizrahi and Marisa Gardini, pursuant to which the Company acquired certain assets of IM Ready, including (i) the “Isaac Mizrahi” brands (including the trademarks and brands “Isaac Mizrahi New York”, “Isaac Mizrahi” and “IsaacMizrahiLIVE”) (collectively, the “IM Trademarks”), (ii) the license agreements between IM Ready and certain third parties related to the IM Trademarks (together with the IM Trademarks, the “Isaac Mizrahi Business”), (iii) design agreements with Liz Claiborne and QVC to design the “Liz Claiborne New York” brand for sale exclusively at QVC and (iv) computers, design software, and other assets related to the licensing and design of the IM Trademarks and the design of the Liz Claiborne New York brand.

XCEL BRANDS, INC. (A Corporation in the Development Stage)

NOTE 5 - SUBSEQUENT EVENTS (continued)

Pursuant to the Purchase Agreement, at the closing, the Company delivered to IM Ready (a) $9,673,568 in cash, (b) a promissory note (the “Note”) in the principal amount of $7,377,432 and (c) 2,759,000 shares of common stock of the Company, valued at $13,795,000 (the “IM Ready Stock Consideration”), and (ii) to an escrow agent $500,000 that the escrow agent will pay to IM Ready upon resolution of certain obligations of IM Ready and Mizrahi (together, the “Closing Consideration”).  The Company also pre-paid $122,568 of interest on the Note on the Closing Date.

In addition to the Closing Consideration and the escrowed funds, IM Ready will be eligible to earn shares of Common Stock with a value of up to $7,500,000 (the “Earn-Out Value”) per year for four years, with the number of shares to be issued based upon the greater of (i) $4.50 and (ii) average stock price for the last twenty days in such period and with such earn-out payment contingent upon the Isaac Mizrahi Business achieving certain royalty targets.